UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 4, 2009
VICOR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51475	20-2903491

(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2300 Corporate Blvd., N.W., Suite 123
Boca Raton, Florida	33431

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (561) 995-7313
NONE
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02. Unregistered Sales of Equity Securities
SIGNATURES

Item 3.02. Unregistered Sales of Equity Securities.
In January 2009, Vicor Technologies, Inc. (“Vicor”):
•	Issued 87,167 shares of common stock to our three directors in satisfaction of $32,000 of accrued fees on January 5, 2009.

•	Issued 1,558,332 shares of common stock to four executive officers in satisfaction of approximately $561,000 of accrued salaries on January 5, 2009.

•	Sold 325,960 shares of Series B preferred stock and 325,960 warrants to thirteen investors for $261,000 on January 6, 2009. The warrants are immediately exercisable, the exercise price is $1.00 per share and the expiration date is January 6, 2014.

•	Sold 100,000 shares of common stock and 39,000 warrants for $25,000 to an investor on January 6, 2009. The warrants are immediately exercisable, the exercise price is $.50 per share and the expiration date is January 6, 2014.

•	Sold 89,600 shares of common stock to an investor for $23,000 on January 8, 2009.
In February 2009: Vicor:
•	Issued 1,092 shares to David Fater as compensation for providing standby collateral in connection with the Colonial Bank loans on February 2, 2009.

•	Issued 101,500 shares of common stock to one noteholder upon conversion at $.40 per share on February 13, 2009.

•	Sold 240,000 shares of common stock and 105,000 warrants to seven investors for $96,000 on February 23 and 26, 2009. The warrants are immediately exercisable and the expiration date is February 12, 2014. The exercise price of 52,500 warrants is $.50 per share and the exercise price of 52,500 warrants is $.01 per share.
In March 2009, Vicor:
•	Issued 1,092 shares to David Fater as compensation for providing standby collateral in connection with the Colonial Bank loans on March 1, 2009.

•	Issued 472,188 shares of common stock to a consultant in satisfaction of $175,000 of accrued fees on March 4, 2009.

•	Issued 134,596 shares of Series B preferred stock to a consultant in satisfaction of $108,000 of fees on March 4, 2009.

•	Issued 9,000 shares of Series B preferred stock to a consultant in satisfaction of $8,000 of fees on March 31, 2009.

•	Issued 30,000 shares of common stock to a lender in connection with a $200,000 bridge loan on March 31, 2009.
In April 2009, Vicor:
•	Issued 72,444 shares of common stock to a consultant in satisfaction of $53,000 of accrued fees on April 1, 2009.

•	Issued 1,092 shares to David Fater as compensation for providing standby collateral in connection with the Colonial Bank loans on April 1, 2009.

•	Issued 15,000 shares of common stock to a lender in connection with a $100,000 bridge loan on April 14, 2009.

•	Issued 500,000 shares of common stock to a warrant holder upon the exercise of outstanding warrants at $0.01 per share on April 7, 2009.
In May 2009, Vicor
•	Issued 1,092 shares to David Fater as compensation for providing standby collateral in connection with the Colonial Bank loans on May 5, 2009.

•	Sold $740,000 of 8% convertible debentures (“Notes”) to nine investors on May 5, 2009. The Notes are due on May 1, 2011 and are convertible into shares of the Company’s common stock at any time. The conversion price of the Notes is the lower of the average of the three lowest closing prices of the Company’s common stock in the 10 trading days prior to the conversion date, multiplied by the applicable percentage, or the fixed conversion price, which is $1.07 per share. The applicable percentage is seventy five percent. The fixed conversion price is subject to adjustment if the Company issues additional shares of its common stock or securities convertible into shares of its common stock at a price per share less than the fixed conversion price.
     These securities were issued in transactions that were exempt from registration under Section 4(2) of the Securities Act of 1933, as amended (“Securities Act”), as transactions by an issuer not involving a public offering. The Notes were also issued pursuant to Rule 506 of the Regulation D. All of the investors were knowledgeable, sophisticated and had access to comprehensive information about the Company and represented their intention to acquire the securities for investment only and not with a view to distribute or sell the securities. The Company placed legends on the certificates stating that the securities were not registered under the Securities Act and set forth the restrictions on their transferability and sale

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VICOR TECHNOLOGIES, INC.
Date: May 13, 2009	By:	/s/ David H. Fater
David H. Fater
President and Chief Executive and Financial Officer